EXHIBIT C

                                 EnerShop, Inc.
                                Income Statement
                     For The Quarter Ended December 31, 1996


Contract Revenue                                    $899,479
Professional Service Revenue                          10,000
Financing Fee Revenue                                 12,600
Other Revenue                                          5,300
                                                 -----------
Total Revenue                                        927,379

Cost of Revenue                                      714,699
                                                 -----------
Gross Profit                                         212,680

Salaries and Employee Benefits                       885,905
Marketing and General                                529,700
Outside Services - CSWS                              175,552
Consulting and Legal Fees                            420,475
Travel and Entertainment                             111,547
Administrative and General                           408,923
Depreciation                                          12,514
                                                 -----------
Total Expenses                                     2,544,616

Interest Expense                                      78,875

Federal Income Taxes                                (903,529)
                                                 -----------

Net Income                                       $(1,507,282)
                                                 ===========